Exhibit 4.4


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                D.R. HORTON, INC. AND THE GUARANTORS PARTY HERETO


                          8 3/8% Senior Notes due 2004



                            ------------------------

                          Second Supplemental Indenture

                         Dated as of September 30, 1997

                            ------------------------



                    AMERICAN STOCK TRANSFER & TRUST COMPANY,
                                     Trustee



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



    SECOND SUPPLEMENTAL INDENTURE dated as of September 30, 1997, and effective as of the dates set forth in Article Two below (this "Supplemental Indenture"), to the Indenture dated as of June 9, 1997 (as amended, modified or supplemented from time to time in accordance therewith, the "Indenture"), by and among D.R. Horton, Inc., a Delaware corporation (the "Company"), each of the Guarantors and AMERICAN STOCK TRANSFER AND TRUST COMPANY, as trustee (the "Trustee").

    Each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the holders of Notes (as defined herein):

    WHEREAS, the Company, the Guarantors and the Trustee have duly authorized the execution and delivery of the Indenture to provide that from time to time newly organized Subsidiaries of the Company may become Restricted Subsidiaries and Guarantors, and that the Company may redesignate an Unrestricted Subsidiary to be a Restricted Subsidiary;

    WHEREAS, the Company and the Guarantors desire and have requested the Trustee to join them in the execution and delivery of this Supplemental Indenture in order to designate additional Restricted Subsidiaries and Guarantors of the Company's 8 3/8% Senior Notes due 2004 in the aggregate principal amount of up to $250,000,000 (the "Notes");

    WHEREAS, Sections 4.05 and 10.01(6) of the Indenture, and the definition of "Unrestricted Subsidiary" in Article Two of the First Supplemental Indenture dated as of June 9, 1997, provide that a supplemental indenture may be entered into by the Company, the Guarantors and the Trustee for such purpose provided certain conditions are met;

    WHEREAS, the conditions set forth in the Indenture for the execution and delivery of this Supplemental Indenture have been complied with; and

    WHEREAS, all things necessary to make this Supplemental Indenture a valid agreement of the Company, the Guarantors and the Trustee, in accordance with its terms, and a valid amendment of, and supplement to, the Indenture have been done;

    NOW, THEREFORE:

    In consideration of the premises and the purchase and acceptance of the Notes by the holders thereof, the Company and the Guarantors mutually covenant and agree with the Trustee, for the equal and ratable benefit of the holders, that the Indenture is supplemented and amended, to the extent expressed herein, as follows:

                                   ARTICLE ONE

                    Scope of Supplemental Indenture; General

    The changes, modifications and supplements to the Indenture effected by this Supplemental Indenture shall be applicable only with respect to, and govern the terms of, the Notes, and shall not apply to any other Securities that may be issued under the Indenture unless a supplemental indenture with respect to such other Securities specifically incorporates such changes, modifications and supplements. Except as amended hereby, the Indenture and the Notes are in all respects ratified and confirmed and all of their terms shall remain in full force and effect.

    The recitals of fact contained herein shall be taken as the statements of the Company, and the Trustee assumes no responsibility for the correctness of them. The Trustee makes no representations as to the validity or adequacy of this Supplemental Indenture or to its due execution by the Company.

    Capitalized terms used but not defined herein have the meanings ascribed to such terms in the Indenture. The laws of the State of New York shall govern this Supplemental Indenture, the Notes and the Guarantees.

                                   ARTICLE TWO

                       Addition and Removal of Guarantors

    Section 2.01 Additional Guarantors.

    Effective as of July 1, 1997, SGS Communities at West Windsor, LLC, a New Jersey limited liability company, and, effective as of September 30, 1997, D.R. Horton San Diego No. 22, Inc., a California corporation, D.R. Horton San Diego No. 23, Inc., a California corporation, D.R. Horton San Diego No. 24, Inc., a California corporation, D.R. Horton San Diego No. 25, Inc., a California corporation, D.R. Horton San Diego No. 26, Inc., a California corporation, D.R. Horton Denver No. 19, Inc., a Colorado corporation, D.R. Horton Denver No. 20, Inc., a Colorado corporation, D.R. Horton Denver No. 21, Inc., a Colorado corporation, D.R. Horton Denver No. 22, Inc., a Colorado corporation, D.R. Horton Denver No. 23, Inc., a Colorado corporation, D.R. Horton Denver No. 24, Inc., a Colorado corporation, D.R. Horton Denver No. 25, Inc., a Colorado corporation, D.R. Horton Denver No. 26, Inc., a Colorado corporation, D.R. Horton Los Angeles No. 18, Inc., a California corporation, D.R. Horton Los Angeles No. 19, Inc., a California corporation, and DRH Tucson Construction, Inc., a Delaware corporation (collectively, the "Additional Guarantors"), shall become parties to the Indenture as Guarantors, guarantee the Notes and become Restricted Subsidiaries. Accordingly, each of the Additional Guarantors hereby agrees to be bound by, and expressly assumes as a Guarantor, the Indenture, particularly Article Nine thereof, and the Guarantee noted on the Notes. In furtherance of Section 4.05 of the Indenture, but not in limitation thereof, each of the Additional Guarantors unconditionally guarantees, on a joint and several basis with all other Guarantors, all of the Company's obligations under the Notes and the Indenture (as it relates to the Notes), all in accordance with the terms set forth in Article Nine of the Indenture and the Guarantee noted on the Notes. Each of the Additional Guarantors hereby authorizes endorsement of such guarantee on the Notes ordered to be authenticated and delivered by Trustee, as contemplated by Exhibit A to the Indenture. The Company, the Trustee and the other Guarantors acknowledge the addition of the Additional Guarantors as Guarantors and Restricted Subsidiaries.

    Section 2.02 Removal of Guarantors.

    The Company, the Trustee and the other Guarantors acknowledge that, effective as of July 31, 1997, Meadows III, Ltd. and D.R. Horton - Royalty, Ltd. are no longer parties to the Indenture and therefore are no longer Restricted Subsidiaries or Guarantors, by reason of the (i) liquidation of D.R. Horton - Royalty, Ltd. and distribution of its assets to other Restricted Subsidiaries and Guarantors and (ii) the merger of Meadows III, Ltd. into Meadows II, Ltd., which is a Restricted Subsidiary and Guarantor.



                                   SIGNATURES

    IN WITNESS WHEREOF, the parties have caused this Second Supplemental Indenture to be duly executed, as of the effective dates above written.



                                     D.R. Horton, Inc.


                                     By:      /s/ DAVID J. KELLER
                                              ----------------------------------
                                              Name:  David J. Keller
                                              Title: Executive Vice President



                                     GUARANTORS:

                                     DRHI, Inc.
                                     DRH Construction, Inc.
                                     DRH New Mexico Construction, Inc.
                                     DRH Tucson Construction, Inc.
                                     D.R. Horton Denver Management
                                        Company, Inc.
                                     D.R. Horton Denver No. 10, Inc.
                                     D.R. Horton Denver No. 11, Inc.
                                     D.R. Horton Denver No. 12, Inc.
                                     D.R. Horton Denver No. 13, Inc.
                                     D.R. Horton Denver No. 14, Inc.
                                     D.R. Horton Denver No. 15, Inc.
                                     D.R. Horton Denver No. 16, Inc.
                                     D.R. Horton Denver No. 17, Inc.
                                     D.R. Horton Denver No. 18, Inc.
                                     D.R. Horton Denver No. 19, Inc.
                                     D.R. Horton Denver No. 20, Inc.
                                     D.R. Horton Denver No. 21, Inc.
                                     D.R. Horton Denver No. 22, Inc.
                                     D.R. Horton Denver No. 23, Inc.
                                     D.R. Horton Denver No. 24, Inc.
                                     D.R. Horton Denver No. 25, Inc.
                                     D.R. Horton Denver No. 26, Inc.
                                     D.R. Horton, Inc. - Albuquerque
                                     D.R. Horton, Inc. - Denver
                                     D.R. Horton, Inc. - Minnesota
                                     D.R. Horton, Inc. - New Jersey
                                     Meadows I, Ltd.
                                     Meadows II, Ltd.
                                     Meadows III, Ltd.
                                     Meadows IX, Inc.
                                     Meadows X, Inc.
                                     D.R. Horton Los Angeles Holding
                                        Company, Inc.
                                     D.R. Horton Los Angeles Management
                                        Company, Inc.
                                     D.R. Horton Los Angeles No. 9, Inc.
                                     D.R. Horton Los Angeles No. 10, Inc.
                                     D.R. Horton Los Angeles No. 11, Inc.
                                     D.R. Horton Los Angeles No. 12, Inc.
                                     D.R. Horton Los Angeles No. 13, Inc.
                                     D.R. Horton Los Angeles No. 14, Inc.
                                     D.R. Horton Los Angeles No. 16, Inc.
                                     D.R. Horton Los Angeles No. 17, Inc.
                                     D.R. Horton Los Angeles No. 18, Inc.
                                     D.R. Horton Los Angeles No. 19, Inc.
                                     D.R. Horton, Inc. - Birmingham
                                     D.R. Horton, Inc. - Greensboro
                                     D.R. Horton San Diego Holding
                                        Company, Inc.
                                     D.R. Horton San Diego Management
                                        Company, Inc.
                                     D.R. Horton San Diego No. 9, Inc.
                                     D.R. Horton San Diego No. 10, Inc.
                                     D.R. Horton San Diego No. 11, Inc.
                                     D.R. Horton San Diego No. 12, Inc.
                                     D.R. Horton San Diego No. 13, Inc.
                                     D.R. Horton San Diego No. 14, Inc.
                                     D.R. Horton San Diego No. 15, Inc.
                                     D.R. Horton San Diego No. 16, Inc.
                                     D.R. Horton San Diego No. 17, Inc.
                                     D.R. Horton San Diego No. 18, Inc.
                                     D.R. Horton San Diego No. 19, Inc.
                                     D.R. Horton San Diego No. 20, Inc.
                                     D.R. Horton San Diego No. 21, Inc.
                                     D.R. Horton San Diego No. 22, Inc.
                                     D.R. Horton San Diego No. 23, Inc.
                                     D.R. Horton San Diego No. 24, Inc.
                                     D.R. Horton San Diego No. 25, Inc.
                                     D.R. Horton San Diego No. 26, Inc.
                                     D.R. Horton, Inc. - Torrey
                                     S.G. Torrey Atlanta, Ltd.



                                     By:      /s/ DAVID J. KELLER
                                              ----------------------------------
                                              Name:  David J. Keller
                                              Title: Treasurer




                                     SGS COMMUNITIES AT GRANDE QUAY, LLC

                                     By:      Meadows IX, Inc., a member

                                     By:      /s/ DAVID J. KELLER
                                              ----------------------------------
                                              Name:  David J. Keller
                                              Title: Treasurer

                                     and

                                     By:      Meadows X, Inc., a member

                                     By:      /s/ DAVID J. KELLER
                                              ----------------------------------
                                              Name:  David J. Keller
                                              Title: Treasurer


                                     SGS COMMUNITIES AT WEST WINDSOR, LLC

                                     By:  Meadows IX, Inc., a member

                                     By:      /s/ DAVID J. KELLER
                                              ----------------------------------
                                              Name:  David J. Keller
                                              Title: Treasurer

                                     and

                                     By: D.R. Horton, Inc.- New Jersey, a member

                                     By:      /s/ DAVID J. KELLER
                                              ----------------------------------
                                              Name:  David J. Keller
                                              Title: Treasurer

                                     D.R. HORTON MANAGEMENT COMPANY, LTD.
                                     D.R. HORTON - TEXAS, LTD.
                                     D.R. HORTON - ROYALTY, LTD.

                                     By:  Meadows I, Ltd.,
                                              its general partner

                                     By:      /s/ DAVID J. KELLER
                                              ----------------------------------
                                              Name:  David J. Keller
                                              Title: Treasurer

                                     AMERICAN STOCK TRANSFER & TRUST COMPANY,
                                       as Trustee


                                     By:      /s/ HERBERT J. LEMMER
                                              ----------------------------------
                                              Name:  Herbert J. Lemmer
                                              Title: Vice President